                                                                   EXHIBIT 10.34

                        MEMORANDUM OF AGREEMENT BETWEEN
              SILVER DINER DEVELOPMENT, INC., AND THREE J. B. INC
                                 FORM CONTRACT



I. Three J.B. Inc. agrees to install a complete jukebox and sound system for Silver Diner Development, Inc. ("SDDI") per the attached specifications. (See addendum specific to each new location)

II. At the conclusion of the installation, a walk through shall be performed by Silver Diner to certify the satisfactory completion of the installation and to document the outstanding punch list.

III. Three J. B. will also be responsible for the preventative maintenance and servicing of the completed sound system and jukebox equipment (minimum of 1 time per week), as well as any warranty and emergency repairs.

     Maintenance and service will include but not be limited to the following:

     1. Maintenance shall be performed on a weekly basis and will cover the following: -

          a.   Changing ten songs.  (Every two months)
          b.   Change corresponding title strips
          c.   Replace light bulbs
          d.   Clean out, lubricate & adjust coinworks in each wall box
          e.   Adjust all mechanical & audio configurations
          f.   Test and repair all wallboxes and sound systems

     2. Three J. B. will teach selected agents of SDDI the proper methods to clean the coinworks and removal of coinage from the wallboxes. This is to help reduce the associated down time that may occur as a result of a jammed wallbox. SDDI's occasional servicing of easy to fix coin jams shall not relieve Three J. B. of ultimate responsibility for coin jams or other service calls.

     3. It is the sole responsibility of Three J. B. to update and maintain the systems in good working order. Three J. B. will provide all maintenance necessary to keep system functioning at a level satisfactory to SDDI, including return of all service calls same day, schedule service same night, if the system is malfunctioning or several wall boxes are not working. Any work requested by SDDI that is not part of the original installation will be billed directly to SDDI on a case-by-case basis. (This includes extras, changes in prototype design in an operating diner and upgrades in system or service.)

     4. Three J. B. has the responsibility to repair or replace any defective piece of equipment, which becomes defective as a result of normal wear and tear. Notwithstanding equipment obsolescence it is Three J. B.'s responsibility to maintain a replacement parts inventory to keep the system operational.

     5. SDDI will be responsible for all damages as a result of negligence on the part of SDDI staff, customer, or cleaning crew. Any charge must first be agreed upon by both Three J. B. and SDDI.

     6. SDDI will be responsible for appointing a "contact person" (i.e. "Liaison") with the following responsibility: -

          a. Communicate all sound, jukebox and wallbox breakdowns & service problems to Three J. B. in a timely manner.

          b. Communicate jukebox and wallbox operation and troubleshooting techniques to the SDDI staff on a timely and complete manner. (This includes all new employees.)

     7. In addition to the above, Three J. B. shall have the following added collection responsibilities.

          a. Coin collection procedures shall be performed by Three J. B. and jointly supervised by SDDI management at SDDI option.

          b. All coins should be counted on-site on an appropriate coin machine or scale, with the reading jointly by Three J. B. and an SDDI representative at SDDI option.

          c. In addition to the coin count, the SDDI / Three J. B. representatives shall also confirm the count via the jukebox meter; this should accurately reflect the number of plays.

          d. The amount collected as well as the jukebox meter count should be indicated on an invoice, which is signed by both parties with each party receiving a copy.

          e. Three J. B. shall take possession of all coins collected for into Three J. B.'s account.

          f. Three J. B. is responsible for providing monthly reports to SDDI, reimbursements of any balance due per the payment schedule set forth below, and jukebox meter receipts within approximately fifteen (15) days of the end of the month.

IV. The revenue collected from the jukeboxes shall be split 50/50 and paid to SDDI within 10 days of each months end. Three J. B. will pay for maintenance out of their 50%.

V.   Juke box Ownership and Termination Rights

          a. Three J. B. & SDDI will equally share the total cost of the jukebox system & installation (see attached addendum). Three J.
               B. will purchase all raw materials prior to the installation (wallboxes, speakers, jukebox, etc.) SDDI will pay their 50% portion upon Three J. B.'s arrival at site to begin installation.

          b. The jukebox and all sound equipment shall be owned by Three J. B. and Silver Diner in an amount equal to their 50/50 investment according to the attached addendum specific to each store location. Three J. B. cannot encumber this property or remove this equipment without prior written permission by SDDI unless by virtue of business failure, fire or other calamity, SDDI prevents Three J. B. from generating jukebox revenue.

          c. The initial term of this contract shall be ten (10) years with two (2) successive, five (5) year renewal options, exercisable by SDDI, for a term of twenty (20) years. The renewal options will automatically renew unless Silver Diner gives Three J. B. thirty
               (30) day advance notice.

          d. Provided Three J. B. is fulfilling its contractual service obligations, the only method of early termination shall be by buying back the equipment from Three J. B. The buy back price will be equal to Three J. B. initial investment (of 50% of the total system cost).

The above shall constitute a binding, final and complete contract between the parties unless otherwise modified in writing by mutual agreement.



AGREED AND ACCEPTED:


___________________________________                    _________________________
 Robert T. Giaimo                                           John Goertler
 Silver Diner Development Inc.                              Three J.B. Corp.


               \    \                                            \    \
___________________________________                    _________________________

Date                                                   Date

            Addendum To Form Contract Between Three J.B. & S.D.D.I
            ------------------------------------------------------

     Virginia Beach total contract of $46,545 paid equally by each party with ownership according to this schedule.

JUKEBOX EQUIPMENT                                                                           SDDI                     Three J.B. Corp
- -----------------                                                                           ----                     ---------------
1     ROCKOLA nostalgia Jukebox (w/wallbox interface)                                       $ 8500.00
32    SEEBURG Wallboxes w/updated electronics                                                                        $ 20000.00
26    Custom CD's w/title strips (includes background CD's)                                 $  600.00
1000  WESTPENN 5 conducter cable (wallboxes/speaker boxes)                                  $  500.00

SOUND SYSTEM
- ------------
12    BEST CT 8 ceiling speakers w/plenum boxes                                             $  920.00
2     8" Bathroom speakers                                                                  $   30.00
1     BBE Phase realignment unit                                                            $  325.00
1     RANE ME 1500 Equalizer                                                                                         $   295.00
1     Misc. Hardware, cables & connectors                                                                            $   300.00
500   Westpenn 2 conductor cable w/shield (mics/speakers)                                   $  150.00
1     Full out of area installation                                                         $ 4000.00

VIDEO SYSTEM
- ------------
1     500 Mhz intel computer w/s-vhs output                                                                          $  1200.00
1     SONY HDTV ready 27" TV                                                                                         $   925.00
1     Crown amplifier                                                                                                $   200.00
1     Silver Diner Custom Video                                                                                      $   400.00

OPTIONS
- -------
31    Custom Speaker boxes                                                                  $ 6000.00
1     SYMETRIX 570 Auto volume system                                                       $ 1400.00
1     Crown CT 400 Amplifier (Foyer, outdoor sound)                                         $  800.00

                                                                             Sub Total      $23225.00                $23,320.00

                                                                   Paid by Silver Diner     $23273.00

AGREED AND ACCEPTED:


______________________________                    ______________________________

Robert T. Giaimo                                    John Goertler
Silver Diner Development, Inc.                      Three J.B. Corp.

        \           \                                    \           \
______________________________                    ______________________________

Date                                                Date

            Addendum To Form Contract Between Three J. B. & S.D.D.I.
            --------------------------------------------------------

     Lakeforest total contract amount of $34,770 paid equally by each party with ownership according to this schedule.

JUKEBOX EQUIPMENT                                                                      SDDI                Three J. B. Corp
- -----------------                                                            ------------------------  ------------------------
1     ROCKOLA nostalgia Jukebox (w/wallbox interface)                                       $ 8500.00
24    SEEBURG Wallboxes w/updated electronics                                                                        $15,600.00
26    Custom CD's w/title strips (includes background CD's)                                 $  600.00
1500  WESTPENN 5 conducter cable (wallboxes/speaker boxes)                                  $  750.00

SOUND SYSTEM
- ------------
10    BEST CT 8 ceiling speakers w/plenum boxes                                             $  800.00
2     8" Bathroom speakers                                                                                           $    50.00
1     BBE Phase realignment unit                                                                                     $   325.00
1     RANE XL 1500 Equalizer                                                                $  295.00
1     Misc. Hardware, cables & connectors                                                   $  300.00
500   Westpenn 2 conductor cable w/shield (mics/speakers)                                   $  150.00
2     CROWN PZM ceiling mics                                                                                         Inc.
1     SYMETRIX 571 Auto Volume system                                                                                $  1400.00
20    3JB custom speakerboxes                                                               $ 4000.00
1     Full installation                                                                     $ 2000.00

                                                                          Sub Total         $17395.00                $ 17375.00

                                                               Paid by Silver Diner         $17500.00

AGREED AND ACCEPTED:


_____________________________________              _____________________________

Robert T. Giaimo                                     John Goertler
Silver Diner Development, Inc.                       Three J.B. Corp.

        \           \                                       \           \
_____________________________________              _____________________________

Date                                                 Date